UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2019
Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35469	94-3354663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Race Street San Jose, CA	95126
(Address of Principal Executive Offices)	(Zip Code)

(408) 882-5100
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0003 per share	VCRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 31, 2019, Vocera Communications, Inc. (the “Company”) held its 2019 Annual Meeting at which the Company’s stockholders (i) elected the three Class I directors identified in the table below, each to serve until the third annual meeting of stockholders following the 2019 Annual Meeting and until a successor has been elected and qualified or until an earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and (iii) adopted a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”). Set forth below are the final voting tallies for the Company’s 2019 Annual Meeting:

Proposal: Election of Directors	For	Against	Withheld	Broker Non-Vote
Michael Burkland	25,524,261	879,459	32,070	1,827,700
Brent D. Lang	25,438,132	969,326	28,332	1,827,700
Bharat Sundaram	25,525,041	879,277	31,472	1,827,700

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	28,238,196	21,203	4,091	0

Proposal:	For	Against	Abstain	Broker Non-Vote
Say-on-Pay	25,243,674	1,148,710	43,406	1,827,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: June 4, 2019	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer